Exhibit 10.66

EXECUTION VERSION

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

WARRANT TO PURCHASE COMMON STOCK
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF (1) AN INVESTMENT AGREEMENT, DATED AS OF DECEMBER 20, 2018, BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND AMAZON.COM, INC., A DELAWARE CORPORATION, A COPY OF WHICH IS ON FILE WITH THE ISSUER AND (2) AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 20, 2018 (AS THE SAME MAY BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME), BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND AMAZON.COM, INC. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.
WARRANT
to purchase
14,801,369
Shares of Common Stock of
Air Transport Services Group, Inc.
a Delaware Corporation
Issue Date: December 20, 2018
1.Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.
“2016 Investment Agreement” means the Investment Agreement, dated as of March 8, 2016, as amended from time to time, by and between the Corporation and Amazon, including all annexes, schedules and exhibits thereto.
“2018 Investment Agreement” means the Investment Agreement, dated as of December 20, 2018, as it may be amended from time to time, by and between the Corporation and Amazon, including all annexes, schedules and exhibits thereto.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

“A&R ATSA” means that certain Amended and Restated Air Transportation Services Agreement, by and between the Corporation and Amazon.com Services, Inc. dated as of December 20, 2018, as the same may be amended, restated, modified or supplemented from time to time.
“Affiliate” has the meaning ascribed to it in the 2018 Investment Agreement.
“Aggregate Consideration” has the meaning ascribed to it in Section 12(ii).
“Air Transportation Agreements” has the meaning ascribed to it in the 2018 Investment Agreement.
“Aircraft Lease Agreement” means an Aircraft Lease Agreement by and between Amazon or one of its Affiliates and the Corporation or one of its Affiliates in the form attached to the Air Transportation Agreements.
“Amazon” means Amazon.com, Inc., a Delaware corporation.
“Amazon Warrants” means any warrant that has been or may be issued pursuant to the 2016 Investment Agreement or the 2018 Investment Agreement.
“Antitrust Law” has the meaning ascribed to it in the 2018 Investment Agreement.
“Appraisal Procedure” means a procedure whereby two independent, nationally recognized appraisers, one chosen by the Corporation and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent, nationally recognized appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised. In such event, the decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Corporation and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne 50% by the Corporation and 50% by the Warrantholder.
“Assumed Payment Amount” has the meaning ascribed to it in Section 12(iv).
“Attribution Parties” has the meaning ascribed to it in Section 14(a).

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

“Board of Directors” means the board of directors of the Corporation.
“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) involving the Corporation.
“Business Day” has the meaning ascribed to it in the 2018 Investment Agreement.
“Cash Exercise” has the meaning set forth in Section 3.
“Cashless Exercise” has the meaning set forth in Section 3.
“Cashless Exercise Ratio” with respect to any exercise of this Warrant means a fraction (i) the numerator of which is the excess of (x) the VWAP for the Common Stock for the 30 Trading Days immediately preceding such exercise date over (y) the Exercise Price, and (ii) the denominator of which is the VWAP for the Common Stock for the 30 Trading Days immediately preceding such exercise date.
“Change of Control Transaction” means (a) any transaction or series of related transactions as a result of which any Person or group of Persons within the meaning of Section 13(d)(3) of the Exchange Act (excluding the Warrantholder or any of its Affiliates) becomes the beneficial owner, directly or indirectly, of 35% or more of the outstanding Equity Interests (measured by either voting power or economic interests) of the Corporation, (b) any transaction or series of related transactions in which the stockholders of the Corporation immediately prior to such transaction or series of related transactions (the “Pre-Transaction Stockholders”) cease to beneficially own, directly or indirectly, at least 65% of the outstanding Equity Interests (measured by either voting power or economic interests) of the Corporation; provided that this clause (b) shall not apply if (i) such transaction or series of related transactions is an acquisition by the Corporation effected, in whole or in part, through the issuance of Equity Interests of the Corporation, (ii) such acquisition does not result in a Person or group of Persons within the meaning of Section 13(d)(3) of the Exchange Act beneficially owning, directly or indirectly, a greater percentage of the outstanding Equity Interests (measured by either voting power or economic interests) of the Corporation than the Warrantholder, and (iii) the Pre-Transaction Stockholders continue to beneficially own, directly or indirectly, at least 65% of the outstanding Equity Interests (measured by voting power and economic interests) of the Corporation, (c) any Business Combination as a result of which at least 35% ownership of the Corporation is transferred to another Person or group of Persons within the meaning of Section 13(d)(3) of the Exchange Act (excluding the Warrantholder or any of its Affiliates), (d) individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board of Directors, or (e) any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute 35% or more of the consolidated assets, business, revenues, net income, assets or deposits of the Corporation.
“Charter Amendment Approval” has the meaning ascribed to it in the 2018 Investment Agreement.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

“Citizen of the United States” has the meaning ascribed to it in the 2018 Investment Agreement.
“Committed Aircraft” has the meaning ascribed to it in the A&R ATSA.
“Common Stock” means the Common Stock, $0.01 par value per share, of the Corporation.
“Company Stockholder Meeting” has the meaning ascribed to it in the 2018 Investment Agreement.
“Company Stockholders” has the meaning ascribed to it in the 2018 Investment Agreement.
“Confidentiality Agreement” has the meaning ascribed to it in the 2018 Investment Agreement.
“Continuing Directors” means the directors of the Corporation on the date hereof and each other director, if, in each case, such other director’s nomination for election to the Board of Directors is recommended by more than 50% of the Continuing Directors or more than 50% of the members of the Nominating and Governance Committee of the Board of Directors that are Continuing Directors.
“conversion” has the meaning ascribed to it in Section 12(ii).
“Convertible Securities” has the meaning ascribed to it in Section 12(ii).
“Corporation” means Air Transport Services Group, Inc., a Delaware corporation.
“DOT Approval” has the meaning ascribed to it in the 2018 Investment Agreement.
“Election Mechanic” has the meaning set forth in Section 12(v).
“Equity Interests” means any and all (a) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (b) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (c) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Exercise Period” has the meaning set forth in Section 3.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

“Exercise Price” means $21.5265.
“Existing Convertible Note Warrants” has the meaning ascribed to it in the 2018
Investment Agreement.
“Existing Convertible Notes” has the meaning ascribed to it in the 2018 Investment Agreement.
“Existing Lease” has the meaning ascribed to it in the 2018 Investment Agreement.
“Expiration Time” has the meaning set forth in Section 3.
“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith and evidenced by a written notice delivered promptly to the Warrantholder (which written notice shall include certified resolutions of the Board of Directors in respect thereof). If the Warrantholder objects in writing to the Board of Director’s calculation of fair market value within 10 Business Days of receipt of written notice thereof and the Warrantholder and the Corporation are unable to agree on fair market value during the 10-day period following the delivery of the Warrantholder objection, the Appraisal Procedure may be invoked by either the Corporation or the Warrantholder to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder objection. For the avoidance of doubt, the Fair Market Value of cash shall be the amount of such cash.
“Governmental Entities” has the meaning ascribed to it in the 2018 Investment Agreement.
“HSR Act” has the meaning ascribed to it in the 2018 Investment Agreement.
“Initial Number” has the meaning ascribed to it in Section 12(ii).
“Initial Stockholder Meeting” has the meaning ascribed to it in the 2018 Investment Agreement.
“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Common Stock or of such security, as applicable, on The NASDAQ Global Select Market on such day. If the Common Stock or such security, as applicable, is not listed on The NASDAQ Global Select Market as of any date of determination, the Market Price of the Common Stock or such security, as applicable, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Common Stock or such security, as applicable, is so listed or quoted, or if the Common Stock or such security, as applicable, is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price on such date for the Common Stock or such security, as applicable, in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if that bid price is not available, the Market Price of the Common Stock or such security, as applicable, on that date shall mean the Fair
Market Value per share as of such date of the Common Stock or such security. For the purposes of determining the Market Price of the Common Stock or any such security, as applicable, on the Trading Day preceding, on or following the occurrence of an event, (a) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the applicable exchange, market or organization, or, if trading is closed at an earlier time, such earlier time and (b) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).
“NASDAQ Approval” has the meaning ascribed to it in the 2018 Investment Agreement.
“Other Voting Securities” means, other than (a) Common Stock (and, for the avoidance of doubt, Common Stock expressly excludes, and “Other Voting Securities” expressly includes, any separate class or series of common stock of the Corporation with the right to vote in the election of any directors of the Corporation or otherwise on any other matters (whether separately as a class or series, or together with shares of Common Stock) with respect to which Common Stock is entitled to vote), (b) any rights issued (or any securities issued in respect of such rights) in connection with the adoption of a stockholder rights plan in customary form (including with respect to the receipt of such rights in respect of shares of Common Stock (including Warrant Shares) issued subsequent to the initial dividend or distribution of such rights), or (c) any securities issued to directors, advisors, employees or consultants of the Corporation pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or similar compensatory arrangement or agreement approved by the Board of Directors, any (i) securities with the right to vote in the election of any directors of the Corporation or otherwise on any other matters (whether separately as a class or series, or together with shares of Common Stock) with respect to which Common Stock is entitled to vote, and (ii) securities convertible into or exchangeable for any such securities, and any and all warrants, rights or options to purchase any of the foregoing.
“Other Voting Security Event” means the earliest to occur of the authorization, designation or issuance by the Corporation of, approval or authorization by the Corporation of the issuance of, or agreement or other commitment by the Corporation to issue, any Other Voting Securities.
“Permitted Repurchase” means (a) a Repurchase of up to 10,000,000 shares of Common Stock in the aggregate pursuant to one or more “Dutch Auction” tender offers at a price no greater

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

than 10% above the Fair Market Value of the Common Stock at the time of such Repurchase or (b) a purchase of Equity Interests of the Corporation by the Corporation or any Affiliate thereof pursuant to and in compliance with the requirements of Rule 10b-18 under the Exchange Act.
“Permitted Transactions” has the meaning ascribed to it in Section 12(ii).
“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
“Post-Issuance Adjustment” has the meaning ascribed to it in Section 12(ii).
“Pricing Date” has the meaning ascribed to it in Section 12(ii).
“Repurchases” means any transaction or series of related transactions to purchase Equity Interests of the Corporation or any of its subsidiaries by the Corporation or any subsidiary thereof for a purchase price greater than Fair Market Value pursuant to any tender offer or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), whether for cash, Equity Interests of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including Equity Interests, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding.
“Restricted Warrant Exercise” has the meaning ascribed to it in the 2018 Investment Agreement.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Stockholders Agreement” means the Amended and Restated Stockholders Agreement, dated as of December 20, 2018, as it may be amended from time to time, by and between the Corporation and Amazon, including all annexes, schedules and exhibits thereto.
“Subject Adjustment” has the meaning set forth in Section 12(vii).
“subsidiary” has the meaning ascribed to it in the 2018 Investment Agreement.
“Subject Record Date” has the meaning set forth in Section 12(vii).
“Trading Day” means a day on which The NASDAQ Global Select Market is open for trading.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

“Transaction Documents” has the meaning ascribed to it in the 2018 Investment Agreement.
“Vesting Event” means (a) with respect to increments of 589,829 Warrant Shares, each time Amazon or one of its Affiliates executes an Aircraft Lease Agreement with the Corporation or one of its Affiliates for a Committed Aircraft in accordance with the terms of the A&R ATSA, (b) with respect to increments of 278,221 Warrant Shares, each time Amazon or one of its Affiliates executes an extension of an Existing Lease for a Boeing 767-200 model Aircraft or Boeing 767-300 model Aircraft in accordance with the terms of the A&R ATSA or (c) with respect to increments of 333,865 Warrant Shares, each time a Committed Aircraft commences operations in accordance with the terms of the A&R ATSA. For the avoidance of doubt, Vesting
Events will stop occurring once the total number of Warrant Shares authorized under Section 2 have vested pursuant to Vesting Events and if a given Vesting Event would cause the number of shares vested to increase over this threshold then only the number of shares up to and including the total number of Warrant Shares authorized under Section 2 shall vest during the final such Vesting Event.
“VWAP” means the volume weighted average price per share of Common Stock on The NASDAQ Global Select Market (as reported by Bloomberg L.P. (or its successor) or, if not available, by another authoritative source mutually agreed by the Corporation and Amazon) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day. If the VWAP cannot be calculated for such Common Stock with respect to such dates, the VWAP of such security shall be the fair market value of the Common Stock as reasonably determined in good faith jointly by the Board of Directors and the Warrantholder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period to the extent not taken into account in the reported calculation.
“Warrant” means this Warrant, issued pursuant to the 2018 Investment Agreement.
“Warrant Shares” has the meaning set forth in Section 2.
“Warrantholder” has the meaning set forth in Section 2.
2.    Number of Warrant Shares; Exercise Price. This certifies that, for value received, Amazon or its permitted assigns (the “Warrantholder”) is entitled, upon the terms hereinafter set forth, to acquire from the Corporation, in whole or in part, up to an aggregate of 14,801,369 fully paid and nonassessable shares of Common Stock (the “Warrant Shares”), at a purchase price per share of Common Stock equal to the Exercise Price. The Warrant Shares and Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

3.    Exercise of Warrant; Term; Other Agreements; Cancelation.
(i)    Promptly following the occurrence of a Vesting Event, the Corporation shall deliver to the Warrantholder a Notice of Vesting Event in the form attached as Annex A hereto; provided that neither the delivery, nor the failure of the Corporation to deliver, such Notice of Vesting Event shall affect or impair the rights of the parties hereunder.
(ii)    Subject to Section 2, Section 3(iii), Section 12(v) and Section 13, as well as the Charter Amendment Approval, the DOT Approval and the expiration or termination of any applicable waiting period pursuant to the HSR Act, each if applicable, the right to purchase Warrant Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time from and after the applicable Vesting Event, but in no event later than 5:00 p.m., New York City time, on December 20, 2025 (such time, the “Expiration Time” and such period from and after the applicable Vesting Event through the Expiration Time, the “Exercise Period”), by (A) the surrender of this Warrant and the Notice of
Exercise attached as Annex B hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Corporation located at 145 Hunter Drive, Wilmington, OH 45177, Attn: W. Joseph Payne (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder), and (B) payment of the Exercise Price for the Warrant Shares thereby purchased by, at the sole election of the Warrantholder, either: (i) tendering in cash, by certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation (such manner of exercise, a “Cash Exercise”) or (ii) without payment of cash, by reducing the number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) and payment of the Exercise Price in cash so as to yield a number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) equal to the product of (x) the number of Warrant Shares issuable upon the exercise of this Warrant (either in full or in part, as applicable) (if payment of the Exercise Price were being made in cash) and (y) the Cashless Exercise Ratio (such manner of exercise, a “Cashless Exercise”).
(iii)    Notwithstanding anything herein to the contrary, this Warrant may not be exercised with respect to any Warrant Shares, and the Corporation shall not be required to issue any Warrant Shares pursuant to this Warrant, until the Initial Stockholder Meeting shall have been held and the Company Stockholders shall have voted on the authorization of the Restricted Warrant Exercise. Unless and until the NASDAQ Approval is obtained, (a) the Warrantholder shall not have the right to acquire any Warrant Shares (including, for the avoidance of doubt, upon the consummation of a Change of Control Transaction), and the Corporation shall not be required to issue any Warrant Shares, in excess of [*] (subject to applicable adjustments) pursuant to any warrant that has been or may be issued pursuant to the 2018 Investment Agreement, and (b) the Warrantholder shall not vote any shares of the Common Stock issuable upon exercise of this Warrant in respect of the Nasdaq Approval at any subsequent meeting of the Company Stockholders.

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

(iv)    Notwithstanding the foregoing, if at any time during the Exercise Period (I) the Warrantholder has not obtained the approval, exemption, authorization or consent (including the expiration or termination of any waiting periods, as applicable) from any Governmental Entity required pursuant to the HSR Act, any other Antitrust Law or otherwise in connection with the exercise of this Warrant in full, or (II) the Warrantholder has not exercised this Warrant in full as a result of there being insufficient Warrant Shares available for issuance or the lack of any required corporate approval, then the Expiration Time shall be deemed for all purposes hereunder not to have occurred until the later of (x) December 20, 2025 and (y) the date that is 180 days following the first date on which the Warrantholder has obtained all such approvals, exemptions, authorizations or consents (including any applicable expirations or terminations of applicable waiting periods) and is able to exercise this Warrant in respect of all vested Warrant Shares.
(v)    If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder shall be entitled to receive from the Corporation, upon request, a new warrant of like tenor in substantially identical form for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares subject to this Warrant and the number of Warrant Shares as to which this Warrant is so exercised.
(vi)    This Warrant, including with respect to its cancelation, is subject to the terms and conditions of the 2018 Investment Agreement and the Stockholders Agreement. Without affecting in any manner any prior exercise of this Warrant (or any Warrant Shares previously issued hereunder), if (a) the 2018 Investment Agreement is terminated in accordance with Section 5.1 thereof or (b) the Warrantholder delivers to the Corporation a written, irrevocable commitment not to exercise this Warrant, the Corporation shall have no obligation to issue, and the Warrantholder shall have no right to acquire, the unvested portion of any Warrant Shares under this Warrant.
4.    Issuance of Warrant Shares; Authorization; Listing. Certificates for Equity Interests issued upon exercise of this Warrant shall be issued on the third Business Day following the date of exercise of this Warrant in accordance with its terms in the name of the Warrantholder and shall be delivered to the Warrantholder. The Corporation hereby represents and warrants that any Equity Interests issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will (subject to obtaining the Charter Amendment Approval) be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than liens or encumbrances created by the Transaction Documents, arising as a matter of applicable law or created by or at the direction of the Warrantholder or any of its Affiliates). The Equity Interests so issued shall be deemed for all purposes to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Equity Interests may not be actually delivered on such date. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Equity Interests, solely for the purpose of providing for the exercise of this Warrant, the

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

aggregate Equity Interests issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at any such time); provided, that the authorization of any Warrant Shares in excess of [*] will require the Charter Amendment Approval. The Corporation shall, at its sole expense, procure, subject to issuance or notice of issuance, the listing of any Equity Interests issuable upon exercise of this Warrant on the principal stock exchange on which such Equity Interests are then listed or traded, promptly after such Equity Interests are eligible for listing thereon.
5.    No Fractional Shares or Scrip. No fractional Warrant Shares or other Equity Interests or scrip representing fractional Warrant Shares or other Equity Interests shall be issued upon any exercise of this Warrant. In lieu of any fractional share to which a Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock or such other Equity Interests on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.
6.    No Rights as Stockholders; Transfer Books. Without limiting in any respect the provisions of the 2018 Investment Agreement or the Stockholders Agreement and except as otherwise provided by the terms of this Warrant, this Warrant does not entitle the Warrantholder to (i) receive dividends or other distributions, (ii) consent to any action of the stockholders of the Corporation, (iii) receive notice of or vote at any meeting of the stockholders, (iv) receive notice of any other proceedings of the Corporation, or (v) exercise any other rights whatsoever, in any such case, as a stockholder of the Corporation prior to the date of exercise hereof.
7.    Charges, Taxes and Expenses. Issuance of this Warrant and issuance of certificates for Equity Interests to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.
8.    Transfer/Assignment.
(i)    This Warrant may only be transferred to an Affiliate of Amazon. The Warrant Shares may only be transferred in accordance with the terms of the Stockholders Agreement. Subject to compliance with the first two sentences of this Section 8, the legend as set forth on the cover page of this Warrant and the terms of the Stockholders Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3. If the transferring holder does not transfer the entirety of its rights to purchase all Warrant Shares hereunder, such holder shall be entitled to receive from the Corporation a new Warrant in substantially identical form for the purchase of that number of Warrant Shares as to which the right to purchase was not transferred. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

new Warrants pursuant to this Section 8 shall be paid by the Corporation, other than the costs and expenses of counsel or any other advisor to the Warrantholder and its transferee.
(ii)    If and for so long as required by the 2018 Investment Agreement, this Warrant Certificate shall contain a legend as set forth in Section 4.2 of the 2018 Investment Agreement.
9.    Exchange and Registry of Warrant. This Warrant is exchangeable, subject to applicable securities laws, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Warrant Shares. The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
10.    Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.
11.    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.
12.    Adjustments and Other Rights. The Exercise Price and Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication.
(i)    Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall at any time or from time to time (a) declare, order, pay or make a dividend or make a distribution on its Common Stock in shares of Common Stock, (b) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (c) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder immediately after such

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record date or effective date, as the case may be, shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised in full immediately prior to such record date or effective date, as the case may be (disregarding whether or not this Warrant had been exercisable by its terms at such time). In the event of such adjustment, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant in full before the adjustment determined pursuant to the immediately preceding sentence (disregarding whether or not this Warrant was exercisable by its terms at such time) and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination or reclassification giving rise to such adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant in full determined pursuant to the immediately preceding sentence (disregarding whether or not this Warrant is exercisable by its terms at such time).
(ii)    Certain Issuances of Common Shares or Convertible Securities. If the Corporation shall at any time or from time to time issue shares of Common Stock (or rights or warrants or any other securities or rights exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock (collectively, “convertible securities”)) (other than in Permitted Transactions or a transaction to which the adjustments set forth in subsection (i) of this Section 12 are applicable), without consideration or at a consideration per share (or having a conversion price per share) that is less than 100% of the
Market Price of Common Stock immediately prior to the date of the agreement on pricing of such shares(or of such convertible securities) (such date of agreement, the “Pricing Date”) then, in such event:
(A)    the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to the Pricing Date (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (I) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Pricing Date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be converted) and (II) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Pricing Date and (y) the number of shares of Common Stock (rounded to the nearest whole share) which the Aggregate Consideration in respect of such issuance of shares of Common Stock (or convertible securities) would purchase at the Market Price of Common Stock immediately prior to the Pricing Date; and
(B)    the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the Pricing Date by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant in full immediately prior to the adjustment pursuant to

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clause (A) above (disregarding whether or not this Warrant was exercisable by its terms at such time), and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant in full immediately after the adjustment pursuant to clause (A) above (disregarding whether or not this Warrant is exercisable by its terms at such time).
For purposes of the foregoing, (1) the “Aggregate Consideration” in respect of such issuance of shares of Common Stock (or convertible securities) shall be deemed to be equal to the sum of the net offering price (before deduction of any related expenses payable to third parties, including discounts and commissions) of all such shares of Common Stock and convertible securities, plus the aggregate amount, if any, payable upon conversion of any such convertible securities (assuming conversion in accordance with their terms immediately following their issuance (and further assuming for this purpose that such convertible securities are convertible at such time)); (2) in the case of the issuance of such shares of Common Stock or convertible securities for, in whole or in part, any non-cash property (or in the case of any non-cash property payable upon conversion of any such convertible securities), the consideration represented by such non-cash property shall be deemed to be the Market Price (in the case of securities) and/or Fair Market Value (in all other cases), as applicable, of such non-cash property as of immediately prior to the Pricing Date (before deduction of any related expenses payable to third parties, including discounts and commissions); (3) on any increase in the number of shares of Common Stock deliverable upon conversion of any such issued convertible securities, and/or any decrease in the consideration receivable by the Corporation in respect of any such conversion (each, a “Post-Issuance Adjustment”), then, to the extent that, in respect of the same facts and events, the adjustment provisions set forth in this Section 12 (excluding this clause (3)) do not result in a proportionate increase in the number of Warrant Shares issuable upon the exercise of this Warrant, and/or proportionate decrease in the Exercise Price payable upon exercise of this Warrant, in each case equal to or greater than the proportionate increase and/or decrease, respectively, in respect of such convertible securities, then the number of Warrant Shares issuable, and the Exercise Price payable, upon exercise of this Warrant, in each case then in effect, shall forthwith be readjusted to such number of Warrant Shares and such Exercise Price as would have been obtained had the Post-Issuance Adjustment been effective in respect of such convertible securities as of immediately prior to the Pricing Date of such convertible securities; (4) if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any convertible securities in accordance with this Section 12, subject to clause (3) above, no further adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be made for the actual issuance of shares of Common Stock upon the actual conversion of such convertible securities in accordance with their terms; and (5) “Permitted Transactions” shall include (a) issuances of shares of Common Stock (including upon exercise of options) to directors, advisors, employees or consultants of the Corporation pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement approved by the Board of Directors, (b) issuances of shares of Common Stock in accordance with or pursuant to any Existing

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Convertible Notes or Existing Convertible Note Warrants and (c) issuances of any Amazon Warrants or shares of Common Stock in accordance with or pursuant to the Amazon Warrants, including in connection with the exercise of this Warrant. Any adjustment made pursuant to this Section 12(ii) shall become effective immediately upon the date of such issuance. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(ii).
(iii)    Distributions. If the Corporation shall fix a record date for the making of a dividend or other distribution (by spin-off or otherwise) on shares of Common Stock, whether in cash, Equity Interests of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including Equity Interests, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, excluding (A) dividends or distributions subject to adjustment pursuant to Section 12(i) or (B) dividends or distributions of rights in connection with the adoption of a stockholder rights plan in customary form (including with respect to the receipt of such rights in respect of shares of Common Stock (including Warrant Shares) issued subsequent to the initial dividend or distribution of such rights), then in each such case, the number of Warrant Shares issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant had been exercisable by its terms at such time) shall be increased by multiplying such number of Warrant Shares by a fraction, the numerator of which is the Market Price per share of Common Stock on such record date and the denominator of which is the Market Price per share of Common Stock on such record date less the Fair Market Value of the cash and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution); such adjustment shall take effect on the record date for such dividend or distribution. In the event of such adjustment, the Exercise Price shall immediately be decreased by multiplying such Exercise Price by a fraction, the numerator of which is the number of Warrant Shares issuable upon the exercise of this Warrant in full immediately prior to such adjustment (disregarding whether or not this Warrant was exercisable by its terms at such time), and the denominator of which is the new number of Warrant Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the Fair Market Value of the cash and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution) is equal to or greater than the Market Price per share of Common Stock on such record date, then proper provision shall be made such that upon exercise of this Warrant, the Warrantholder shall receive, in addition to the applicable Warrant Shares, the amount and kind of such cash and/or any other property such Warrantholder would have received had such Warrantholder exercised this Warrant immediately prior to such record date (disregarding whether or not this Warrant had been exercisable by its terms at such time). For purposes of the foregoing, in the event that such dividend or distribution in question is ultimately not so made, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to

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make such dividend or distribution, to the Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(iii).
Notwithstanding the foregoing provisions of this Section 12(iii), in the event that all or any portion of any such dividend or other distribution is in Other Voting Securities, then with respect to such dividend or distribution (or such portion thereof that is in Other Voting Securities, as applicable), the Warrantholder shall have the option, exercisable in writing delivered to the Corporation within seven Business Days of such Warrantholder’s receipt of the Corporation’s notice pursuant to Section 12(ix) relating to such dividend or other distribution, to elect (1) for the foregoing adjustments set forth in this Section 12(iii) to apply with respect to such dividend or distribution (or such portion thereof that is in Other Voting Securities, as applicable) or (2) in lieu of the foregoing adjustments set forth in this Section 12(iii) with respect to such dividend or distribution (or such portion thereof that is in Other Voting Securities, as applicable), but, for all purposes of this clause (2), after giving effect to the foregoing adjustments set forth in this Section 12(iii) with respect to any portion of such dividend or distribution that is in securities, cash and/or any other property, in each case other than Other Voting Securities, for its right to receive Warrant Shares upon exercise of this Warrant to be converted, effective as of the record date of such dividend or distribution, into the right to exercise this Warrant to acquire such Warrant Shares plus the Other Voting Securities that such Warrant Shares would have been entitled to receive upon consummation of such dividend or distribution, assuming the exercise in full of this Warrant immediately prior to such record date (disregarding whether or not this Warrant was exercisable by its terms at such time); provided that for purposes of this clause (2), (x) the number and type of Other Voting Securities so deliverable upon any exercise of this Warrant shall be adjusted to take into account any stock or security dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of securities and the like from and after the consummation of such dividend or distribution in question and at or prior to such exercise of this Warrant, and (y) with respect to any such Other Voting Securities that are described in clause (b) of the definition of Other Voting Securities, the terms of such Other
Voting Securities, as issued upon exercise of this Warrant, shall take into account any anti-dilution or other adjustments that would have been applicable to such Other Voting Securities had such Other Voting Securities been outstanding from and after the consummation of such dividend or distribution in question. In the event that such dividend or distribution in question (or such portion thereof that is in Other Voting Securities, as applicable) is ultimately not so made, this Warrant shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution (or such portion thereof that is in Other Voting Securities, as applicable), as though the record date thereof had not been fixed.
(iv)    Repurchases. If the Corporation or any subsidiary thereof shall at any time or from time to time effect Repurchases (other than a Permitted Repurchase), the Exercise Price

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then in effect and the number of Warrant Shares issuable upon the exercise of this Warrant shall be immediately adjusted, in each case in accordance with the foregoing provisions of this Section 12, as if, in lieu of such Repurchases, the Corporation had (A) first, declared and paid a dividend, in cash, on shares of Common Stock in an aggregate amount equal to the Assumed Payment Amount, with a record date as of the trading day immediately preceding the first public disclosure of the Corporation’s (or such subsidiary’s) intent to effect such Repurchase, and (B) second, effected a reverse-split of Common Stock, in the proportion required to reduce the number of shares of Common Stock outstanding from (1) the number of such shares outstanding immediately prior to the first purchase of Equity Interests comprising such Repurchases to (2) the number of such shares outstanding immediately following the last purchase of Equity Interests comprising such Repurchases (in the case of this clause (B), with such adjustments as are appropriate to exclude the effect of any issuances of Equity Interests, and any dividends, distributions, splits, subdivisions, reclassifications and combinations subject to adjustment pursuant to Section 12(i), in each case from and after the first purchase of Equity Interests comprising such Repurchases and at or prior to the last purchase of Equity Interests comprising such Repurchases). For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(iv). For purposes of the foregoing, the “Assumed Payment Amount” with respect to any Repurchases shall mean the aggregate Market Price (in the case of securities) and/or Fair Market Value (in the case of cash and/or any other property), as applicable, as of such Repurchases, of the aggregate consideration paid to effect such Repurchases.
(v)    Change of Control Transactions. In case of any Change of Control Transaction or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 12(i)), notwithstanding anything to the contrary contained herein, (a) the Corporation shall notify the Warrantholder in writing of such Change of Control Transaction or reclassification as promptly as practicable, (b) subject to clause (c) below, solely in the event of a Change of Control Transaction that is a Business Combination or a reclassification, the Warrantholder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification, and (c) all Warrant Shares which are not then vested shall vest fully and become non-forfeitable and immediately exercisable upon consummation of such Change of Control Transaction or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination (an “Election Mechanic”), then the Warrantholder shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other

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securities or property which the Warrantholder shall receive upon exercise of this Warrant. The Corporation, or the Person or Persons formed by the applicable Business Combination or reclassification, or that acquire(s) the applicable shares of Common Stock, as the case may be, shall make lawful provisions to establish such rights and to provide for such adjustments that, for events from and after such Business Combination or reclassification, shall be as nearly equivalent as possible to the rights and adjustments provided for herein, and the Corporation shall not be a party to or permit any such Business Combination or reclassification to occur unless such provisions are made as a part of the terms thereof.
(vi)    Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-hundredth (1/100th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-hundredth (1/100th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/100th of a share of Common Stock, or more.
(vii)    Timing of Issuance of Additional Securities Upon Certain Adjustments. In any case in which (a) the provisions of this Section 12 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (b) the Warrantholder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Corporation may defer until the consummation of such event (i) issuing to such Warrantholder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation upon request shall promptly deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares (or other property, as applicable), and such cash, upon the consummation of such event.
(viii)    Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the Corporation shall forthwith prepare a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to the Warrantholder as promptly as practicable.
(ix)    Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the Warrant Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Corporation shall provide written notice to the Warrantholder,

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which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed. In case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action unless the Corporation reasonably determines in good faith that, given the nature of such action, the provision of such notice at least 10 days in advance is not reasonably practicable from a timing perspective, in which case such notice shall be given as far in advance prior to the taking of such proposed action as is reasonably practicable from a timing perspective.
(x)    Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.
(xi)    No Impairment. The Corporation shall not, by amendment of its certificate of incorporation, bylaws or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. In furtherance and not in limitation of the foregoing, the Corporation shall not take or permit to be taken any action which would entitle the Warrantholder to an adjustment under this Section 12 if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time), together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise in full of any and all outstanding Equity Interests (disregarding whether or not any such Equity Interests are exercisable by their terms at such time) would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.
(xii)    Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Corporation shall take any and all action which may be necessary, including obtaining regulatory or other governmental, NASDAQ or other applicable securities exchange, corporate or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock, or all other securities or other property, that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 12.
13.    Mandatory Exercise Upon Business Combination. Notwithstanding anything to the contrary contained herein, in the event of the consummation prior to the Expiration Time of a

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Business Combination where all outstanding shares of Common Stock are exchanged solely for cash consideration, the Corporation shall have the right to cause the Warrantholder to exercise this Warrant; provided that the Corporation must give written notice to the Warrantholder at least 10 Business Days prior to the date of consummation of such qualifying Business Combination, which notice shall specify the expected date on which such qualifying Business Combination is to take place and set forth the facts with respect thereto as shall be reasonably necessary to indicate the amount of cash deliverable upon exercise of this Warrant and to each outstanding share of Common Stock; provided, further that the Corporation may only cause this Warrant to be exercised concurrently with the consummation of such qualifying Business Combination and the Warrantholder shall be entitled to receive the cash consideration as determined pursuant to Section 12(v). If the Warrantholder is required to exercise this Warrant pursuant to this Section 13, the Warrantholder shall notify the Corporation within five Business Days after receiving the Corporation’s written notice described above in this Section 13 whether it is electing to exercise this Warrant through a Cash Exercise or a Cashless Exercise. If the Warrantholder (i) does not provide such notice within five Business Days after receiving the Corporation’s written notice described above in this Section 13, or (ii) elects a Cash Exercise but does not pay the applicable Exercise Price for the Warrant Shares thereby purchased to the Corporation upon the consummation of such qualifying Business Combination then, in either such case, the Corporation shall effect the exercise of this Warrant through a Cashless Exercise.
14.    Beneficial Ownership Limitation.
(a)    Notwithstanding anything in this Warrant to the contrary, the Corporation shall not honor any exercise of this Warrant, and a Warrantholder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to an attempted exercise set forth on an applicable Notice of Exercise, such Warrantholder (together with such Warrantholder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Warrantholder’s for purposes of Section 13(d) or Section 16 of the Exchange Act, and any other applicable regulations of the SEC, including any “group” of which the Warrantholder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. Except as set forth in the immediately preceding sentence, for purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Warrantholder and its Attribution Parties shall include the number of Warrant Shares issuable under the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (a) exercise of the remaining, unexercised portion of any Warrant beneficially owned by such Warrantholder or any of its Attribution Parties, and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Warrantholder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. Except as set forth in the immediately preceding sentence, for purposes of this Section 14, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and any other applicable regulations of the SEC. In addition, for

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purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the SEC. For purposes of this Section 14, in determining the number of outstanding shares of Common Stock, a Warrantholder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (x) the Corporation’s most recent periodic or annual filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation that is filed with the SEC, or (z) a more recent notice by the Corporation or the Corporation’s transfer agent to the Warrantholder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Warrantholder (which may be by email), the Corporation shall, within three (3) Trading Days thereof, confirm in writing to such Warrantholder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including exercise of this Warrant, by such Warrantholder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Warrantholder. The Corporation shall be entitled to rely on representations made to it by the Warrantholder in any Notice of Exercise regarding its Beneficial Ownership Limitation. The Warrantholder acknowledges that the Warrantholder is solely responsible for any schedules or statements required to be filed by it in accordance with Section 13(d) or Section 16(a) of the Exchange Act.
(b)    The “Beneficial Ownership Limitation” shall initially be 4.999% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Exercise (to the extent permitted pursuant to this Section 14); provided, however, that by written notice to the Corporation, which will not be effective until the 61st day after such notice is given by the Warrantholder to the Corporation, the Warrantholder may waive or amend the provisions of this Section 14 to change the Beneficial Ownership Limitation to any other number, and the provisions of this Section 14 shall continue to apply. Upon any such waiver or amendment to the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further waived or amended by the Warrantholder without first providing the minimum written notice required by the immediately preceding sentence. Notwithstanding the foregoing, at any time following notice of a Change of Control Transaction under Section 12(v) with respect to a Change of Control Transaction that is pursuant to any tender offer or exchange offer (by the Corporation or another Person (other than the Warrantholder or any Affiliate of the Warrantholder)), the Warrantholder may waive or amend the Beneficial Ownership Limitation effective immediately upon written notice to the Corporation and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Corporation.
(c)    Notwithstanding the provisions of this Section 14, none of the provisions of this Section 14 shall restrict in any way the number of shares of Common Stock which the Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that the Warrantholder may receive in the event of a Change of Control Transaction as contemplated in Section 12(v) of this Warrant.

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15.    Governing Law and Jurisdiction. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties (a) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Warrant or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any claim, action or proceeding relating to this Warrant or the transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such claim, action or proceeding the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such claim, action or proceeding, any Delaware State court sitting in New Castle County. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with the provisions of this Warrant.
16.    Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.
17.    Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder.
18.    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent by nationally recognized overnight air courier, one Business Day after mailing, (c) if sent by email or facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (a) or (b) of this Section 18 when transmitted and receipt is confirmed, or (d) if otherwise personally delivered, when delivered. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to the Corporation, to:
Name:        Air Transport Services Group, Inc.
Address:    145 Hunter Drive
        Wilmington, OH 45177

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Attn:        W. Joseph Payne
Fax:        [*]
Email:        [*]
with a copy to (which copy alone shall not constitute notice):
Name:        Winston & Strawn LLP
Address:    333 S. Grand Avenue
        38th Floor
        Los Angeles, CA 90071
Attn:        C. James Levin
Fax:        (213) 615-1570
Email:        jlevin@winston.com
If to the Warrantholder, to:
Name:        Amazon.com, Inc.
Address:    410 Terry Avenue North
        Seattle, WA 98109-5210
Attn:        General Counsel
Fax:        [*]
with a copy to (which copy alone shall not constitute notice):
Name:        Sullivan & Cromwell LLP
Address:    1888 Century Park East, Suite 2100
        Los Angeles, CA 90067
Attn:        Eric M. Krautheimer
Fax:        (212) 558-3588
Email:        krautheimere@sullcrom.com
19.    Entire Agreement. This Warrant and the form attached hereto, the 2018 Investment Agreement, the other Transaction Documents (as defined in the 2018 Investment Agreement) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.
20.    Specific Performance. The parties agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Warrant to consummate the transactions contemplated hereby, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.
21.    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Warrantholder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Warrantholder, shall give rise to any liability of the Warrantholder for the purchase price of any Common Stock or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.
[Remainder of page intentionally left blank]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by a duly authorized officer.
Dated: December 20, 2018
AIR TRANSPORT SERVICES GROUP, INC.
By: /s/ Joseph C. Hete
Name: Joseph C. Hete
Title: President and Chief Executive Officer
Acknowledged and Agreed
AMAZON.COM, INC.
By: /s/ Alex Ceballos Encarnacion
Name: Alex Ceballos Encarnacion
Title: Vice President

[Signature Page to Warrant]

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Annex A

[Form of Notice of Vesting Event]
Date:
TO: Amazon.com, Inc.
RE: Notice of Vesting Event
Reference is made to that certain Warrant to Purchase Common Stock, dated as of December 20, 2018 (the “Warrant”), issued to Amazon.com, Inc., representing a warrant to purchase 14,801,369 shares of common stock of Air Transport Services Group, Inc. (the “Corporation”). Capitalized terms used herein without definition are used as defined in the Warrant.
The undersigned hereby delivers notice to you that a Vesting Event has occurred under the terms of the Warrant.

A.	Vesting Event. The following Vesting Event has occurred on or around __________________, 20___:

_____	Amazon or one of its Affiliates has executed an Aircraft Lease Agreement with the Corporation or one of its Affiliates for a Committed Aircraft in accordance with the terms of the A&R ATSA.

_____	Amazon or one of its Affiliates has executed an extension of an Existing Lease for a Boeing 767-200 model Aircraft or Boeing 767-300 model Aircraft in accordance with the terms of the A&R ATSA.

_____	A Committed Aircraft has commenced operations in accordance with the terms of the A&R ATSA.

B.
Vested Warrant Shares. After giving effect to the Vesting Event referenced in Paragraph A above, the aggregate number of Warrant Shares issuable upon exercise of the Warrant that have vested under the terms of the Warrant is:

____________________________.

C.	Exercised Warrant Shares. The aggregate number of Warrant Shares issuable upon exercise of the Warrant that have been exercised as of the date hereof is:
____________________________.

D.
Unexercised Warrant Shares. After giving effect to the Vesting Event referenced in Paragraph A above, the aggregate number of Warrant Shares issuable upon exercise of the Warrant that have vested but remain unexercised under the Warrant is:

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

____________________________.

AIR TRANSPORT SERVICES GROUP, INC.
By:
Name:
Title:

Those portions of this Agreement marked with an [*] have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Annex B

[Form of Notice of Exercise]
Date:
TO: Air Transport Services Group, Inc.
RE: Election to Purchase Common Stock
The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the Warrantholder.
Number of shares of Common Stock with respect to which the Warrant is being exercised (including shares to be withheld as payment of the Exercise Price pursuant to Section 3(ii)(B)(ii) of the Warrant, if any):
______________________________________
Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(ii)(B)(ii) of the Warrant or cash exercise pursuant to Section 3(ii)(B)(i) of the Warrant):
___________________________________
Aggregate Exercise Price: _______________________________
Holder:
By:
Name:
Title: